UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 5, 2018
ORIGIN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East, Ruston, Louisiana		71270
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (318) 255-2222
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01	Entry into a Material Definitive Agreement

On October 5, 2018, Origin Bancorp Inc. (the "Company") entered into a Loan Agreement (the "Loan Agreement") with NexBank SSB ("Lender") pursuant to which Lender will make one or more revolving credit loans up to $50 million at any time to the Company to use for working capital and general corporate purposes. The principal amounts borrowed under the Loan Agreement will bear interest at a variable rate equal to the applicable one-month LIBOR rate plus 3.25%. The amount of interest accruing under the Loan Agreement shall be computed on an actual day, 360 day year basis. The line of credit available to the Company under the Loan Agreement expires on October 5, 2021, or such date of the acceleration of the obligation pursuant to the Loan Agreement, at which time all amounts borrowed, together with applicable interest, fees, and other amounts owed by the Company shall be due and payable. There are no outstanding revolving credit loans under the Loan Agreement as of the date hereof.

In connection with entering into the Loan Agreement, the Company issued to Lender a Revolving Promissory Note dated October 5, 2018 (the "Note") in a principal amount of up to $50 million. The Company’s obligations under the Loan Agreement and the Note are secured by the Company's pledge of all of the issued and outstanding shares of the Company's wholly owned subsidiary, Origin Bank (such shares, the “Collateral”), pursuant to the Pledge and Security Agreement, dated October 5, 2018, by the Company in favor of Lender (the “Pledge Agreement”).

The Loan Agreement, Note and the Pledge Agreement contain customary representations, warranties and covenants, including covenants requiring the Company and Origin Bank to maintain certain financial and capital ratios. The Loan Agreement, Note and the Pledge Agreement also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties and bankruptcy or insolvency proceedings, the occurrence of which, after any applicable cure period, would permit Lender, among other things, to accelerate payment of all amounts outstanding under the Loan Agreement and the Note, as applicable, and to exercise its remedies with respect to the Collateral, including the sale of the Collateral.

The foregoing summaries of the Loan Agreement, Note and Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement, Note and Pledge Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
10.1	Loan Agreement, dated as of October 5, 2018, by and between Origin Bancorp, Inc. and NexBank SSB.
10.2	Revolving Promissory Note issued to NexBank SSB on October 5, 2018.
10.3	Pledge and Security Agreement, dated as of October 5, 2018, by and between Origin Bancorp, Inc. and NexBank SSB.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 11, 2018	ORIGIN BANCORP, INC.

By: /s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer